UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — October 4, 2011

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 4, 2011, Bemis Company, Inc. (the “Company”) completed the sale of its $400,000,000 aggregate principal amount of 4.50% Senior Notes due 2021 (the “Notes”).  The Notes were issued in the form filed as Exhibit 4.1 hereto and are governed by the terms of an Indenture, dated as of June 15, 1995 (the “Indenture”), entered into with U.S. Bank National Association (formerly known as First Trust National Association), as trustee (the “Trustee”).  The Notes are senior unsecured obligations of the Company and rank prior to all of the Company’s subordinated indebtedness and on an equal basis with all of the Company’s other senior unsecured indebtedness.  Interest on the Notes accrues at a rate of 4.50% per annum, and is payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2012.  The Notes will mature on October 15, 2021.

The Company may, at its option, at any time and from time to time, redeem the Notes in whole or in part, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the Notes.  At any time prior to the date that is three months prior to the maturity date of the Notes, the Notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable U.S. treasury rate plus 40 basis points.  At any time on or after the date that is three months prior to the maturity date of the Notes, the Company may redeem the Notes, in whole or in part from time to time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Form of Note due 2021 filed as Exhibit 4.1 to this Current Report on Form 8-K) with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above, each holder of the Notes has the right to require the Company to purchase all or a portion of such holder’s Notes (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to certain other rights of holders of the Notes.  The Company is not required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

The Indenture contains customary events of default.  If an event of default with respect to the Notes has occurred and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal of all the Notes to be due and payable immediately.

The description of the Notes set forth above is qualified by reference to the Form of Note due 2021 filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01               Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-160681) that the Company filed with the Securities and Exchange Commission on July 20, 2009.  The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

4.1           Form of 4.50% Note due 2021.

5.1           Opinion of Foley & Lardner LLP.

23.1         Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Scott B. Ullem	By	/s/ Jerry S. Krempa
	Scott B. Ullem, Vice President and		Jerry S. Krempa, Vice President and
	Chief Financial Officer		Controller

		Date:	October 4, 2011

Index to Exhibits

Exhibit No.	Description
4.1	Form of 4.50% Note due 2021.
5.1	Opinion of Foley & Lardner LLP.
23.1	Consent of Foley & Lardner LLP (contained in Exhibit 5.1 hereto).